Exhibit 99(a)(xviii)


                         SUNAMERICA FOCUSED SERIES, INC.

                              ARTICLES OF AMENDMENT

       (PURSUANT TO SECTION 2-607 OF THE MARYLAND GENERAL CORPORATION LAW)

     SUNAMERICA FOCUSED SERIES, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     SECOND: The Charter of the Corporation is hereby amended as follows:

                     (a) The  current  text of Article  SIXTH (c),  sub-sections
           (5), (6), (7), and (8) shall be deleted in its entirety and replaced with the following new sub-sections (5), (6), (7), and (8):

                     (5) ON EACH MATTER SUBMITTED TO A VOTE OF THE STOCKHOLDERS, EACH HOLDER OF SHARES SHALL BE ENTITLED TO ONE VOTE FOR EACH WHOLE SHARE STANDING IN HIS NAME ON THE BOOKS OF THE CORPORATION, IRRESPECTIVE OF THE SERIES THEREOF, AND THE EXCLUSIVE VOTING POWER FOR ALL PURPOSES SHALL BE VESTED IN THE HOLDERS OF COMMON STOCK. ALL SHARES OF ALL SERIES SHALL VOTE AS A SINGLE CLASS ("SINGLE CLASS VOTING") AS TO ANY MATTERS IN WHICH SUCH SHARE OF STOCK IS ENTITLED TO VOTE AND EACH FRACTIONAL SHARE OF STOCK SHALL BE ENTITLED TO A PROPORTIONATE FRACTIONAL VOTE; PROVIDED, HOWEVER, THAT (I) AS TO ANY MATTER WITH RESPECT TO WHICH A SEPARATE VOTE OF ANY SERIES IS REQUIRED BY THE INVESTMENT COMPANY ACT OF 1940 OR BY THE MARYLAND GENERAL CORPORATION LAW, SUCH REQUIREMENT AS TO A SEPARATE VOTE BY THAT SERIES SHALL APPLY IN LIEU OF SINGLE CLASS VOTING IN ADDITION TO ANY OTHER VOTE THAT MAY BE REQUIRED BY LAW; (II) IN THE EVENT THAT THE SEPARATE VOTE REQUIREMENT REFERRED TO IN CLAUSE
                     (I) ABOVE APPLIES WITH RESPECT TO MORE THAN ONE SERIES AND THE INTERESTS OF THOSE SERIES ARE THE SAME, THEN, SUBJECT TO CLAUSE (IV) BELOW, THE SHARES OF ALL SUCH SERIES SHALL VOTE AS A SINGLE CLASS IN ADDITION TO ANY OTHER VOTE THAT
                     MAY BE REQUIRED BY LAW, (III) IN THE EVENT THAT THE SEPARATE VOTE REQUIREMENT REFERRED TO IN CLAUSE (I) ABOVE APPLIES WITH RESPECT TO ONE OR MORE SERIES, THEN, SUBJECT TO CLAUSE (IV) BELOW, THE SHARES OF ALL OTHER SERIES SHALL VOTE AS A SINGLE CLASS IN ADDITION TO ANY OTHER VOTE THAT MAY BE REQUIRED BY LAW; AND (IV) AS TO ANY MATTER WHICH DOES NOT AFFECT THE INTEREST OF A PARTICULAR SERIES,
                     INCLUDING LIQUIDATION OF ANOTHER SERIES AS DESCRIBED IN PARAGRAPH (8) BELOW, ONLY THE HOLDERS OF SHARES OF THE ONE OR MORE AFFECTED SERIES SHALL BE ENTITLED TO VOTE IN ADDITION TO ANY OTHER VOTE THAT MAY BE REQUIRED BY LAW.

                     (6) EACH HOLDER OF SHARES OF ANY SERIES SHALL HAVE THE RIGHT TO REQUIRE THE CORPORATION, TO THE EXTENT IT HAS FUNDS OR OTHER PROPERTY LEGALLY AVAILABLE THEREFOR AND SUBJECT TO SUCH REASONABLE CONDITIONS AS THE

                     BOARD OF DIRECTORS MAY DETERMINE, TO REDEEM ALL OR ANY PART OF HIS SHARES OF SUCH SERIES AT A REDEMPTION PRICE EQUAL TO THE CURRENT NET ASSET VALUE PER SHARE OF THAT SERIES WHICH IS NEXT COMPUTED AFTER RECEIPT OF A TENDER OF SUCH SHARES FOR REDEMPTION, LESS SUCH REDEMPTION FEE OR DEFERRED SALES CHARGE, IF ANY, AS THE BOARD OF DIRECTORS MAY FROM TIME TO TIME ESTABLISH IN ACCORDANCE WITH THE INVESTMENT COMPANY ACT OF 1940 AND THE RULES OF FAIR PRACTICE ADOPTED BY THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. NOTWITHSTANDING THE FOREGOING, THE CORPORATION MAY SUSPEND THE RIGHT OF HOLDERS OF SHARES OF ANY SERIES TO REQUIRE THE CORPORATION TO REDEEM THEIR SHARES, OR POSTPONE THE DATE OF PAYMENT OR SATISFACTION UPON SUCH REDEMPTION FOR MORE THAN SEVEN DAYS AFTER TENDER OF SUCH SHARES FOR REDEMPTION, DURING ANY PERIOD OR AT ANY TIME WHEN AND TO THE EXTENT PERMITTED UNDER THE INVESTMENT COMPANY ACT OF 1940.

                     (7)  TO THE  EXTENT  AND IN  THE  MANNER  PERMITTED  BY THE
                     INVESTMENT COMPANY ACT OF 1940 AND THE MARYLAND GENERAL CORPORATION LAW, AND IF AUTHORIZED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION, THE CORPORATION MAY REDEEM AT ANY TIME AND FROM TIME TO TIME, IN WHOLE OR IN PART, AT THEIR CURRENT NET ASSET VALUE, SHARES OF ANY
                     SERIES FROM ANY STOCKHOLDER, UPON THE SENDING OF WRITTEN, TELEGRAPHIC, OR ELECTRONIC NOTICE OF REDEMPTION TO EACH HOLDER WHOSE SHARES ARE SO REDEEMED AND UPON SUCH TERMS AND CONDITIONS AS THE BOARD OF DIRECTORS SHALL DEEM ADVISABLE. A REDEMPTION UNDER THIS PARAGRAPH, EVEN IF IT IS FOR ALL THE SHARES OF A SERIES SHALL NOT BE CONSIDERED A LIQUIDATION UNDER PARAGRAPH (8) REQUIRING A VOTE OF STOCKHOLDERS.

                     ALL REDEMPTIONS SHALL BE AT A REDEMPTION PRICE EQUAL TO THE CURRENT NET ASSET VALUE PER SHARE OF SHARES OF THAT SERIES TO BE REDEEMED AS DETERMINED BY THE BOARD OF DIRECTORS FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS OF APPLICABLE LAW, LESS SUCH REDEMPTION FEE OR OTHER CHARGE, IF ANY, AS MAY BE FIXED BY RESOLUTION OF THE BOARD OF DIRECTORS. PAYMENT OF THE REDEMPTION PRICE SHALL BE MADE BY THE CORPORATION ONLY FROM THE ASSETS BELONGING TO THE SERIES WHOSE SHARES ARE BEING REDEEMED. THE REDEMPTION PRICE SHALL BE PAID IN CASH AND/OR, IF AUTHORIZED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION, SECURITIES AT THE VALUE OF SUCH SECURITIES USED IN SUCH DETERMINATION OF CURRENT NET ASSET VALUE; PROVIDED, HOWEVER, THAT IF THE BOARD OF DIRECTORS DETERMINES, WHICH DETERMINATION SHALL BE CONCLUSIVE, THAT CONDITIONS EXIST WHICH MAKE PAYMENT WHOLLY IN CASH AND/OR SECURITIES UNWISE OR UNDESIRABLE, THE CORPORATION MAY, TO THE EXTENT AND IN THE MANNER PERMITTED BY LAW, MAKE PAYMENT WHOLLY OR PARTLY IN OTHER ASSETS, AT THE VALUE OF SUCH OTHER ASSETS USED IN SUCH DETERMINATION OF CURRENT NET ASSET VALUE. ANY CERTIFICATES FOR SHARES OF CAPITAL STOCK OF THE CORPORATION TO BE REDEEMED OR REPURCHASED SHALL BE SURRENDERED IN PROPER FORM FOR TRANSFER, TOGETHER WITH ANY PROOF OF THE AUTHENTICITY OF SIGNATURES REQUIRED BY THE BOARD OF DIRECTORS OR TRANSFER AGENT OF THE CORPORATION.

                     (8) IN THE EVENT OF THE LIQUIDATION OF A PARTICULAR SERIES, THE STOCKHOLDERS OF THE SERIES THAT IS BEING LIQUIDATED SHALL BE ENTITLED TO


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

                     RECEIVE, AS A CLASS, WHEN AND AS DECLARED BY THE BOARD OF DIRECTORS, THE EXCESS OF THE ASSETS BELONGING TO THAT SERIES OVER THE LIABILITIES OF THAT SERIES. THE HOLDERS OF SHARES OF ANY PARTICULAR SERIES SHALL NOT BE ENTITLED THEREBY TO ANY DISTRIBUTION UPON LIQUIDATION OF ANY OTHER SERIES. THE ASSETS SO DISTRIBUTABLE TO THE STOCKHOLDERS OF ANY PARTICULAR SERIES SHALL BE DISTRIBUTED AMONG SUCH STOCKHOLDERS IN PROPORTION TO THE NUMBER OF SHARES OF THAT SERIES HELD BY THEM AND RECORDED ON THE BOOKS OF THE CORPORATION. THE LIQUIDATION OF ANY PARTICULAR SERIES IN WHICH THERE ARE SHARES THEN OUTSTANDING MAY BE AUTHORIZED BY VOTE OF A MAJORITY OF THE BOARD OF DIRECTORS THEN IN OFFICE, SUBJECT TO THE APPROVAL OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES OF THAT SERIES, AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AND WITHOUT THE VOTE OF THE HOLDERS OF SHARES OF ANY OTHER SERIES. THE LIQUIDATION OF A PARTICULAR SERIES MAY BE ACCOMPLISHED, IN WHOLE OR IN PART, BY THE TRANSFER OF ASSETS OF SUCH SERIES TO ANOTHER SERIES OR TO A SERIES OF ANOTHER CORPORATION, TRUST OR OTHER ENTITY REGISTERED AS AN OPEN-END INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940 OR BY THE EXCHANGE OF SHARES OF SUCH SERIES FOR THE SHARES OF ANOTHER SERIES OR SHARES OF A SERIES OF ANOTHER CORPORATION, TRUST OR OTHER ENTITY REGISTERED AS AN OPEN-END INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940.

     THIRD: The foregoing amendments to the Charter of the Corporation do not increase the authorized stock of the Corporation.

     FOURTH: The foregoing amendments to the Charter of the Corporation have been advised by the Board of Directors and approved by the stockholders of the Corporation.

     FIFTH: The foregoing amendments to the Charter of the Corporation shall become effective at 12:01 AM Eastern Time on February 20, 2004.


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

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 17th day of February, 2004.


                                                SUNAMERICA FOCUSED SERIES, INC.

                                                By:
                                                   -----------------------------
                                                   Robert M. Zakem, President

WITNESS:

--------------------------
Joseph P. Kelly, Secretary



     THE UNDERSIGNED, the President of SunAmerica Focused Series, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                     ------------------------------------------
                                             Robert M. Zakem, President